REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Trustees
Brown Advisory Funds
Baltimore, MD

In planning and performing our audits of the financial statements of the Brown Advisory Growth Equity Fund,
Brown Advisory Value Equity Fund, Brown Advisory Flexible Equity Fund (formerly known as Brown Advisory
Flexible Value Fund), Brown Advisory Small-Cap Growth Fund, Brown Advisory Small-Cap Fundamental Value
Fund, Brown Advisory Opportunity Fund, Brown Advisory Maryland Bond Fund, Brown Advisory Intermediate
Income Fund, Brown Advisory Tactical Bond Fund, Brown Advisory Equity Income Fund, Brown Advisory
Sustainable Growth Fund (formerly known as Brown Advisory Winslow Sustainability Fund), Brown Advisory Tax
Exempt Bond Fund, and Brown Advisory Emerging Markets Fund (collectively the ?Funds?), each a series of shares of Brown Advisory Funds (the ?Trust?) as of and for the year ended June 30, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust?s internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over
financial reporting.   In fulfilling this responsibility, estimates and judgments by management are required
to assess the expected benefits and related costs of controls.   A company?s internal control over financial
reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted
accounting principles.   A company?s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent
or detect misstatements on a timely basis.   A material weakness is a deficiency, or combination of
deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company?s annual or interim financial statements will not be prevented or detected on a timely basis.

Shareholders and Board of Trustees
Brown Advisory Funds
Page Two

Our consideration of the Trust?s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States).   However, we noted no deficiencies in the Trust?s internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of June 30, 2013.

This report is intended solely for the information and use of management, Shareholders and Board of
Trustees of Brown Advisory Funds and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.

  /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 28, 2013